SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

April 29, 2015
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated April 30, 2015

Item 2.02. Results of Operations and Financial Condition

On April 30, 2015, Ball Corporation (the “Company”) issued a press release announcing its first quarter earnings for 2015, which results are set forth in the press release dated April 30, 2015, and attached hereto as Exhibit 99.1.

Earnings information regarding the first quarter 2015, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 29, 2015, the Company held its Annual Meeting of Shareholders (“Annual Meeting”). Following are the results of the matters voted on by shareholders at the Annual Meeting:

1.	Election of Directors.

Director	For	Withheld

Robert W. Alspaugh	82,623,155	30,400,910
Michael J. Cave	89,466,820	23,557,245
R. David Hoover	78,785,819	34,238,246

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company for 2015.

For	Against	Abstain

120,105,092	2,383,330	311,524

3.	Approval, by non-binding advisory vote, of the compensation of the Named Executive Officers as disclosed in the 2015 Proxy Statement.

For	Against	Abstain	Broker Non-Votes

106,178,299	5,876,797	968,969	9,775,881

4.	Amendment of Articles of Incorporation regarding the election of directors by majority vote in uncontested elections.

For	Against	Abstain	Broker Non-Votes

111,240,429	1,346,816	436,820	9,775,881

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

The following are furnished as exhibits to this report:

Exhibit 99.1	Ball Corporation Press Release dated April 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date:  April 30, 2015

Ball Corporation
Form 8-K
April 30, 2015

EXHIBIT INDEX

Description	Exhibit

Ball Corporation Press Release dated April 30, 2015	99.1